Exhibit 10.4

Up to $2,000,000	San Diego, California

February 16, 2006

CELTON INTERNATIONAL INC.

CONVERTIBLE PROMISSORY NOTE

CELTON INTERNATIONAL INC., a Nevada corporation (the “Company”), for value received, promises to pay to Aston International and Zirk Engelbrecht, both collectively refered to herein as (the “Lender”) the principal sum of Two Million Dollars ($2,000,000) (the “Maximum Principal Amount”), or such aggregate lesser amount as may have been advanced and be outstanding hereunder as set forth on Exhibit A hereto, as amended from time to time, plus interest thereon to be computed on each Cash Advance (as defined below) from the date of disbursement until paid, accruing at the rate of nine percent (8.5%) simple interest per annum (based on a 365 day year).

Accrued interest shall be payable in cash at the time the Company pays the principal amount of this Note. Unless the indebtedness outstanding under this Note is converted in accordance with Section 6 hereof, payment shall be made in lawful money of the United States to the holder of this Note at the Company’s principal offices or, at the option of Lender, at such other place in the United States as Lender shall have designated to the Company in writing. All payments shall be applied first to accrued interest and thereafter to principal.

1. CASH ADVANCES.

1.1 CASH ADVANCES. Subject to all terms, conditions, and limitations contained herein and the Agreements, the Company may request while this Note is outstanding to borrow from Lender up to the Maximum Principal Amount of this Note, which request shall be honored by Lender. Each amount actually advanced to the Company under this Note is herein called a “Cash Advance” and shall be listed on Exhibit A hereto.

1.2 REQUESTS FOR CASH ADVANCE. Each request made by the Company after the date hereof for a Cash Advance (a “Cash Advance Request”) shall be substantially in the form of Exhibit B attached hereto and delivered to Lender at Lender’s address indicated on the signature page hereof, or at such other address as Lender may designate by advance written notice to the Company. Subject to the conditions set forth in Section 1.3 below and the other covenants, conditions and provisions of this Note, Lender shall make available to the Company the amount of the requested Cash Advance by delivering to the Company a check or wire transfer, in accordance with the Company’s instructions. Lendor shall fund the Company the sum of 2,000,000 less any previously requested funds no later than April 15, 2006.

1.3 CASH ADVANCE CONDITIONS. Lender’s obligations to make Cash Advances hereunder are subject to and expressly conditioned on the satisfaction or waiver of the conditions set forth below:

(a) no Event of Default hereunder shall have occurred and be continuing;

(b) the representations and warranties set forth in this Note shall be true and correct in all material respects as of the proposed date of such Cash Advance;

(c) all covenants, agreements and conditions to which the Company is bound, whether between the Company and Lender or any third party, shall have been performed or complied with in all material respects, or validly waived by Lender or the applicable third party; and

(d) there shall have been no material adverse change in the Company’s financial condition, affairs, or prospects between the date of this Note and the proposed date of such Cash Advance, as determined in the sole discretion of Lender.

1.4 REPAYMENT. Unless earlier converted pursuant to Section 6 below, on the Maturity Date, the Company shall pay Lender all principal and accrued interest outstanding under this Note. Upon such demand and repayment in full, all rights with respect to this Note and the Agreements shall terminate.

1.5 MATURITY DATE. This note shall be paid, with applicable accrued interest, in full or converted no later than December 31, 2006.

2. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to Lender as follows:

2.1 DUE ORGANIZATION; CORPORATE POWER. The Company is duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note.

2.2 AUTHORIZATION. All corporate action on the part of the Company, its directors, officers and its shareholders necessary for the authorization, execution, delivery and performance of this Note by the Company and the performance of the Company’s obligations hereunder and thereunder has been taken. This Note shall constitute the valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors.

2.3 RELATIONSHIP BETWEEN THE COMPANY AND LENDER.

(a) For purposes of Section 25118 of the California Corporations Code, the Company acknowledges that it and Lender have a preexisting business relationship and that Lender has hereby committed to fund indebtedness equal to the Maximum Principal Amount, irrespective of the actual Cash Advances that may take place after the date hereof.

(b) For purposes of Section 310 of the California Corporations Code, the Company confirms that the members of the Company’s Board of Directors that are not affiliated with Lender and that are not participating in the transactions contemplated by this Note (i.e., the Company’s disinterested directors) have been provided with the material facts concerning this Note and the Lender’s interest therein and such disinterested directors have approved the terms and conditions of the transactions contemplated by this Note. The Company and such disinterested directors have satisfied themselves through consultation with the Company’s management and the Company’s financial, accounting and legal advisors that the terms and conditions of the transactions contemplated by this Note are fair and reasonable to the Company and its shareholders. The Company and such disinterested directors have sought other sources of financing and after a thorough consideration of all alternative sources of financing have elected to proceed with the transactions contemplated by this Note.

3. EVENTS OF DEFAULT. Upon the occurrence of any Event of Default (as defined below) and so long as any Event of Default is continuing, Lender may declare the principal and accrued interest on this Note to be immediately due and payable. In the event the Company fails to make full payment of all principal and accrued interest on this Note to Lender when due after demand is made in accordance herewith, Lender shall be entitled to exercise all rights and remedies available to it without the consent or approval of any other party and the Company will reimburse Lender for its reasonable costs and expenses, including attorneys’ fees, incurred in connection with the enforcement of its rights under this Note. For purposes of this Note, each of the following events shall constitute an “Event of Default:”

3.1 FAILURE TO MAKE PAYMENT. Failure to make full payment to Lender of all principal and accrued interest due under this Note within fifteen (15) days following the date when due;

3.2 BREACH OF COVENANT. The material breach by the Company of any covenant under this Note or the Agreements, subject to applicable cure periods, if any;

3.4 BANKRUPTCY, INSOLVENCY, ETC. COMMENCED BY THE COMPANY. If the Company:

(a) shall commence any proceeding or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

(b) shall admit its inability to pay its debts as they mature in any petition or pleading in connection with any such proceeding;

(c) shall apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer for it or for all or substantially all of its assets and properties;

(d) shall make a general assignment for the benefit of creditors; or

(e) shall admit in writing its inability to pay its debts as they mature; or

3.5 BANKRUPTCY, INSOLVENCY, ETC. COMMENCED AGAINST THE COMPANY. If any proceedings are commenced or any other action is taken against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its assets and properties is appointed; and in each such case, such event continues for sixty (60) days undismissed, unbonded and undischarged.

4. WAIVER AND AMENDMENT. Subject to any other provision herein or in the Agreements, the Company waives presentment, notice of dishonor, protest and notice of protest, and shall pay all costs of collections, including without limitation, reasonable attorneys fees, costs and other expenses. This Note may be amended or modified only by written agreement of the Company and Lender.

5. OPTIONAL CONVERSION.

5.1 CONVERSION RIGHT. The principal and interest due on this Note may be converted, at the option of the Lender, into shares of Common Stock of the Company (“Shares”) at the conversion price of $0.20 per share (“Optional Conversion Right”).

5.2 The Optional Conversion Right shall be exercised by Lender, in whole or in part, by delivery to the Company of the original executed copy of this Note and the form of subscription agreement attached hereto duly executed. Upon receipt of such notice, the Company shall issue to Lender certificates for the total number of whole Shares with respect to which the Optional Conversion Right is being exercised in such denominations as Lender requests, and a replacement Note for any portions of this Note not converted. The outstanding balance of principal and interest due hereunder shall be reduced to reflect any and all conversions into Shares.

5.3 Fractional Shares; Interest: Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Any fraction of a share that would otherwise be issuable in connection with this Note shall be rounded upward to the next whole number.

5.4 Reservation of Stock Issuable Upon Conversion. From and after the time the Shares are created, Company shall reserve and keep available such number of its Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to Lender, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized, but unissued Shares.

6. REDEMPTION. The Note is subject to redemption, at the option of the Company, in whole or in part, without premium or penalty, on a pro rata basis on not less than 10 days’ prior notice by certified mail to Lender of the amount of the Note to be redeemed, by repayment of the outstanding principal amount of the Note or such portion thereof being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of Lender upon the cancellation hereof. Notwithstanding anything herein this Section 6 to the contrary, Lender shall have the right to convert the Note in accordance with Section 5 at any time between the date Lender receives notice of the Company’s election to redeem and the date redemption is to occur. In the event Lender elects to convert the Note pursuant to this Section 6, and avoid redemption of the Note, Lender need only send the Company written notice of Lender’s intent to convert the Note during said 10-day period. Thereafter, Lender shall follow the procedure set forth in Section 5.2 and complete the conversion of the Note within 10 days.

6. ASSIGNMENT. The rights and obligations of the Company under this Note may not be assigned. Neither the right to receive payment under this Note, nor any other right conferred upon Lender under the terms hereof, may be assigned or transferred by Lender to any other party, other than an affiliate of Lender, without the prior written consent of the Company and any attempted assignment or transfer without such consent shall be null and void. Further, any permitted transferee or transferees of this Note, by their acceptance hereof, agree to assume the obligations of the holder of this Note as set forth herein.

7. NOTICES. All notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Note and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other parties hereto). Any notice or communication given in conformity with this Section 8 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission, one (1) day after deposit with a nationally recognized overnight delivery service and two (2) days after mailing, if mailed.

9. MISCELLANEOUS.

9.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

9.2 ENTIRE AGREEMENT. This Note supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

9.3 SEVERABILITY. If any term, covenant or condition of this Note is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Note shall not be affected thereby and each term, covenant and condition of this Note shall be valid and enforceable to the fullest extent permitted by law.

9.4 ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

9.5 HEADINGS. The headings used in the Note have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.6 COUNTERPARTS. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this CONVERTIBLE PROMISSORY NOTE to be signed in its name as of the date first above written.

COMPANY:	CELTRON INTERNATIONAL INC., a Nevada corporation

	By:	/s/ Ken Dixon
		Name:	Ken Dixon, CEO

		Address:	6779 Mesa Ridge Road San Diego, CA 92121

Acknowledged and Agreed:

LENDER:	/s/ Zirk Engelbrecht
Zirk Engelbrecht, an individual

Address:
Los Angeles, CA

LENDER:	/s/ Steven Hallock
Aston International, a California?? Corporation

Address:
Los Angeles, CA

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]

EXHIBIT A

LIST OF CASH ADVANCES

Date of Cash Advance	Amount of Cash Advance
Initial Cash Advance on March 18, 2005	$75,000
TOTAL:	$75,000

EXHIBIT B

FORM OF CASH ADVANCE REQUEST

            , 2006

To:	Zirk Engelbrecht

Aston International

Dear Sirs:

We refer to the Convertible Promissory Note dated as of February 16, 2006 (hereinafter called the “Note”) between CELTON INTERNATIONAL INC. as Borrower and you as Lender. Terms defined in the Note have the same meanings in this Cash Advance Request.

We hereby request pursuant to the Note and on                      2006 [date of proposed Cash Advance] an Cash Advance of $            , payable by [    ] your check or [    ] wire transfer, in accordance with our enclosed instructions.

We hereby confirm that each of the representations and warranties set forth in the Note are true and correct in all material respects on the date hereof and, after giving effect to the proposed Cash Advance, will be true and correct in all material respects on the proposed borrowing date as though such representations and warranties had originally been made on such dates. We hereby further confirm that no Event of Default has occurred and is continuing nor will any such event occur as a result of this borrowing.

Very truly yours, CELTON INTERNATIONAL INC.

By:
Name: Ken Dixon, CEO